Exhibit 99.1

Safe Harbor Financial Successfully Modifies Debt Obligation with Partner Colorado Credit Union

Agreement unlocks over $6 million in Cash Flow and Extends Due Date to October 2030

GOLDEN, Colo., March 4, 2025 – SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or the “Company”) (Nasdaq: SHFS), a fintech leader in facilitating financial services and credit facilities to the regulated cannabis industry, is pleased to announce that it has successfully negotiated a favorable debt (the “Note”) modification with Partner Colorado Credit Union (“PCCU”). The agreement includes a two-year interest-only period, covering February and March 2025, the two months previously granted. These modified terms are expected to unlock more than $ 6 million in cash that would have otherwise been allocated to principal amortization over the next two years. The Note will maintain its 4.25% interest rate throughout the remainder of the term.

Doug Fagen, President and CEO of Partner Colorado Credit Union stated “As one of the largest shareholders’ we realize that Safe Harbors’ success contributes to the success of our Members. We expect this debt modification will provide Safe Harbor with the financial flexibility needed to pursue new opportunities. This agreement underscores our commitment to supporting Safe Harbor’s long-term success and stability.”

“Not only does the note modification significantly enhance our financial standing, I can confidently say that it also provides Safe Harbor with tremendous optionality as we enter this new chapter. The new agreement with PCCU provides us with flexibility to pursue additional opportunities to enhance and expand our service offering and reinforces our commitment to delivering long-term value to all stakeholders. The modification of the Note signifies a pivotal moment for Safe Harbor Financial,” stated Terry Mendez, CEO of Safe Harbor Financial.

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past decade, Safe Harbor has facilitated more than $25 billion in deposit transactions for businesses with operations spanning more than 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be instituted against or by Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact Information

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Ellen Mellody

safeharbor@kcsa.com